UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2012
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.
On May 11, 2012, Air Transport Services Group, Inc. ("ATSG") held its Annual Stockholders' Meeting (the "Annual Meeting"). At the close of business on March 14. 2012, the voting record date, there were 64,266,489 ATSG common shares outstanding and entitled to vote. At the Annual Meeting, 60,405,010, or 94%, of the outstanding common shares entitled to vote were represented by proxy or in person.

b.	(i) Directors elected at the Annual Meeting for a three year term to expire at the 2015 Annual Meeting of Stockholders:

	Number of Votes Cast:
	For	Withheld	Broker Non-Votes
Joseph C. Hete	49,974,156	794,064	9,636,790
Jeffrey J. Vorholt	49,979,520	788,700	9,636,790
Other directors whose term of office continued after the Annual Meeting:
James E. Bushman
Randy D. Rademacher
Jeffrey A. Dominick
James H. Carey
John D. Geary
J. Christopher Teets

(ii)	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of ATSG for fiscal year 2012:

Number of Votes Cast:
For	Against	Abstain
60,183,286	197,492	24,232

(iii)
Approval, on an advisory basis, of the compensation of ATSG's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for ATSG's 2012 Annual Meeting of Stockholders:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
50,032,671	676,164	59,385	9,636,790
Item 8.01 Other Events.
On May 11, 2012, Air Transport Services Group, Inc. issued a press release concerning the results of its Annual Stockholders' Meeting, a copy of which is furnished herewith as Exhibit 99.1.
The information provided pursuant to Item 8.01 of this Form 8-K is being furnished and is not "filed" for purposes of Section 18 of the Securities Act of 1934, and may not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on May 11, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	May 11, 2012